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                                  EXHIBIT 23



The Board of Directors
Acxiom Corporation

We consent to incorporation by reference in the registration statements (No. 333-72009 on Form S-3 and No. 33-17115, No. 33-37609, No. 33-37610, No. 33-
42351, No. 33-72310, No. 33-72312, No. 33-63423 and No. 333-03391 on Form S-8)
of Acxiom Corporation of our report dated May 28, 1999, relating to the consolidated balance sheets of Acxiom Corporation and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1999 which is incorporated by reference in the March 31, 1999 annual report on Form 10-K of Acxiom Corporation. We also consent to incorporation by reference in the above-mentioned registration statements of our report dated May 28, 1999 relating to the consolidated financial statement schedule, which report appears in the March 31, 1999 annual report on Form 10-K of Acxiom Corporation.

                                             /s/  KPMG LLP

Little Rock, Arkansas
June 18, 1999
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                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-72009) and on Form S-8 (No. 33-17115,
No. 33-37609, No. 33-37610, No. 33-42351, No. 33-72310, No. 33-72312,
No. 33-63423, No. 333-03391 and 333-63633) of Acxiom Corporation of our report dated November 1, 1996, which appears in this Annual Report on Form 10-K of Acxiom Corporation, relating to the consolidated statements of operations, of stockholders' equity and of cash flows of May & Speh, Inc. for the year ended September 30, 1996 (not presented separately herein).

PricewaterhouseCoopers LLP
Chicago, Illinois
June 18, 1999